EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF

BAYING ECOLOGICAL HOLDING GROUP INC.

FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2016

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Parsh Patel, am the Chief Executive Officer and Chief Financial Officer of Baying Ecological Holding Group Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Annual Report on Form 10-K of the Company for fiscal year ended June 30, 2016 and filed with the Securities and Exchange Commission ("Annual Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Annual Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 20, 2016	By:	/s/ Parsh Patel
Parsh Patel
Chief Executive Officer, Chief Financial Officer and Director